EXHIBIT 10.66






                          EXODUS COMMUNICATIONS, INC.

                                     AS ISSUER


          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                                    AS TRUSTEE

                                   _________________

                             FIRST SUPPLEMENTAL INDENTURE

                              Dated as of June 22, 1999

                                   _________________

                            11 1/4 % Senior Notes due 2008


     FIRST SUPPLEMENTAL INDENTURE, dated as of June 22, 1999 (the
"First Supplemental Indenture"), between Exodus Communications, Inc., a Delaware corporation (the "Company") and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of July 1, 1998 (the "Indenture"), relating to the Company's 11-1/4% Senior Notes due 2008 (the "Securities").

     WHEREAS, the Company desires to amend the Indenture to provide that with respect to the Additional Securities being sold on the date hereof the Regular Record Date for the Interest Payment Date on July 1, 1999 shall be June 22, 1999, and to make certain other conforming changes to the form of the Security in connection with the issuance of the Additional Securities;

     WHEREAS, such amendment of the Indenture may be made without the consent of any Holders in accordance with Section 901(5) of the Indenture;

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this First
Supplemental Indenture and has delivered to the Trustee a copy of a Board Resolution authorizing the execution of this First Supplemental
Indenture.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                         I.      EFFECTIVENESS

1.1 Effectiveness of First Supplemental Indenture. This First Supplemental Indenture will be effective as of June 22, 1999.

                            II.     AMENDMENT

2.1 Definition of "Regular Record Date". The following amendment is hereby made to Section 101 of the Indenture:

        (a) the definition of "Regular Record Date" is replaced in its entirety by the following:

             "Regular Record Date" for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that with respect to the Additional Securities the Regular Record Date for the Interest Payment Date on July 1, 1999 shall be
             June 22, 1999.

2.2 Form of Face of Security. The following amendments are hereby made to Section 202 of the Indenture:

(a) the following shall be added at the end of the second sentence of the first paragraph of the body of the form of Security:

[IF THE SECURITY IS AN ADDITIONAL SECURITY, THEN INSERT
-- ; provided that the Regular Record Date for the Interest
Payment Date on July 1, 1999 shall be June 22, 1999].

(b) the following shall be added in the eighth line of the first sentence of the first paragraph of the body of the form of Security, immediately prior to the word "on":

                [IF THE SECURITY IS A GLOBAL ADDITIONAL SECURITY, THEN INSERT IN LIEU OF THE PRECEDING BRACKETED TEXT -- , or such other principal amount (which when taken together with the principal amounts of all other Outstanding Additional
Securities, shall not exceed $75,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,].

                      III.    MISCELLANEOUS PROVISIONS

3.1 Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

3.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, the required provision shall control.

3.3 Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

3.4 Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture or the Securities shall mean the Indenture or the Securities, as the case may be, as so amended by this First Supplemental Indenture.

3.5 Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

3.6     Successors.  All agreements of the Company in this First
Supplemental Indenture and the Securities shall bind its successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Securities and their respective successors and assigns.

3.7 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

3.8 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture and the Securities effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.

3.9 Separability Clause. In case any clause of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                              IV.     SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.



EXODUS COMMUNICATIONS, INC.


By:  /s/ Richard S. Stoltz
     ----------------------------------
Name:   Richard S. Stoltz
Title:  Executive Vice President, Finance, Chief
                Operating Officer and Chief Financial Officer



CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION


By:   /s/ Cecil D. Bobey
     ----------------------------------
Name:     Cecil D. Bobey

Title:  Assistant Vice President